Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Orient Paper, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-223160) of Orient Paper, Inc. of our report dated March 22, 2017, except for liquidity and going concern discussed in Note 2, as to which the date is April 17, 2018, relating to the consolidated financial statements of Orient Paper, Inc. and its subsidiaries and variable interest entity which appears in this Form 10-K.

BDO China Shu Lun Pan Certified Public Accountants LLP

Shenzhen, The People’s Republic of China

April 17, 2018